- ---------------------------------------------------------------



                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

- ---------------------------------------------------------------

                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 1996

                   COMTEX SCIENTIFIC CORPORATION
- ---------------------------------------------------------------
    (Exact name of the registrant as specified in its charter)


         New York                0-10541           13-3055012
- -----------------------       ------------   ------------------
(state of other juris-        (Commission    (I.R.S. Employer
diction of incorporation)     File Number)   Identification No.)


   4900 Seminary Road, Suite 800  Alexandria, VA      22311
- ---------------------------------------------------------------
(Address of principal executive officer)          (Zip Code)

Registrant's telephone number,including area code: (703) 820-2000


                           Not Applicable
- ---------------------------------------------------------------
  (Former name or former address, if changed since last report)

               The Exhibit Index appears on Page 3

Item 4.   Changes in Registrant's Certifying Accountant

     On July 18, 1996, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") resigned as the Registrant's principal accountant.

     During the two most recent fiscal years ended June 30, 1995 and 1994 and the subsequent interim period, there have been no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     Coopers & Lybrand's Report of Independent Accountants on the financial statements for the two most recent fiscal years ended June 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an uncertainty paragraph that stated that such financial statements "have been prepared assuming the [Registrant] will continue as a going concern." The report further stated that "the [Registrant] has a net capital deficiency and has suffered recurring losses resulting in an accumulated deficit of $10,528,828; that such facts "raise substantial doubt about the [Registrant's] ability to continue as a going concern;" and that such financial statements "do not include any adjustment that might result from the outcome of these uncertainties."

     The Registrant has requested that Coopers & Lybrand furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Coopers & Lybrand letter to the SEC, dated July 25, 1996 is filed as
Exhibit 10.01 to this Form 8-K.

     (a) Exhibits.

NO.                      Description


10.1 Letter From Coopers & Lybrand L.L.P. to the Securities and Exchange Commission dated July 25, 1996.

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              COMTEX SCIENTIFIC CORPORATION




Date:  July 25, 1996          By:/S/  C.W. Gilluly
                                 C.W. Gilluly
                                 Chairman
                                   and Chief Executive Officer